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INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Financial Highlights" in this Post-Effective - Amendment No. 12 to Registration Statement No. 33-34275 of the Short-Intermediate Income Fund, Inc. in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
April 25, 2000